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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Friede Goldman Halter, Inc. pertaining to the Friede Goldman Halter, Inc. Amended and Restated 1997 Equity Incentive Plan of our report dated
May 12, 1999 (except for Note 17, as to which the date is June 1, 1999), with respect to the consolidated financial statements of Halter Marine Group, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

                                              Enrst & Young LLP


New Orleans, Louisiana
December 2, 1999